                                                                   Exhibit 10.12

                          ASIAN ACQUISITION AGREEMENT


     THIS ASIAN ACQUISITION AGREEMENT (this "Agreement") made this ____ day of December, 1996 by and between BANK OF AMERICA NATIONAL TRUST & SAVINGS
                              ----------------------------------------
ASSOCIATION, a national banking association ("Bank"), and BA MERCHANT SERVICES,
-----------                                               ---------------------
INC., a Delaware corporation ("BAMSI"):
----

                                    RECITALS

     A.   Bank.  Bank is an existing national banking association duly organized
          ----
and in good standing under the laws of the United States with its principal executive offices located in San Francisco, California.

     B.   BAMSI.  BAMSI is an existing corporation, formed under the laws of the
          -----
State of Delaware, with its principal executive offices located in San Francisco, California.

     C.   Corporate Approvals.  Each of the parties to this Agreement has
          -------------------
obtained all necessary corporate approvals for the execution and delivery of this Agreement.

     D.   Arm's Length Relationship.  The parties to this Agreement intend to
          -------------------------
conduct their relationships hereunder on an arm's length basis.

     E.   BAC/BAMSI Transactions.  Bank and Bank of America NW, National
          ----------------------
Association ("BANW"), each a subsidiary of BankAmerica Corporation, a Delaware corporation ("BAC"), currently own 100% of the outstanding common stock of BAMSI. Bank and BANW have entered into certain agreements dated as of December 3, 1996 with BAMSI transferring Bank's domestic processing businesses and BANW's merchant processing business to BAMSI effective as of such date. BAMSI is currently considering an initial public offering of shares of its Class A common stock, $.01 par value per share ("Class A Common Stock").

     F.   Related Agreements.  BAMSI has entered or will enter into (1) a Non-
          ------------------
Competition and Corporate Opportunities Allocation Agreement dated as of December 3, 1996 between BAC and BAMSI (the "Corporate Opportunities Agreement"), (2) a Marketing Agreement dated as of December 3, 1996 among BAMSI, Bank and BANW (the "Marketing Agreement"), (3) Processing Services Agreements dated as of December 3, 1996 between BAMSI and other subsidiary banking institutions of BAC (the "Affiliate Bank Processing Agreements"), (4) an Administrative Services Agreement dated as of December 3, 1996 between Bank and BAMSI (the "Administrative Services Agreement"), (5) a Trademark License Agreement dated as of December 3, 1996 between BAC and BAMSI (the "License Agreement"), (6) a Registration Rights Agreement to be entered into among BAMSI, Bank and BANW (the "Registration Rights Agreement"), (7) a Tax Allocation Agreement dated as of December 3, 1996 between BAC and BAMSI (the "Tax Agreement") and (8) a Sponsorship Processing Agreement dated as of December 3, 1996 between Bank and BAMSI (the "Sponsorship Agreement"). The Corporate Opportunities Agreement, the

                                      -1-            Asian Acquisition Agreement

Marketing Agreement, the Affiliate Bank Processing Agreements, the Administrative Services Agreement, the Trademark Agreement, the Registration Rights Agreement, the Tax Agreement and the Sponsorship Agreement are herein collectively referred to as the "Related Agreements."

     G.   Asian Merchant Processing Businesses.  Bank owns and operates merchant
          ------------------------------------
processing businesses in Thailand (the "Thailand Business") and the Philippines (the "Philippines Business" and together with the Thailand Business, the "Asian Businesses" and individually, each an "Asian Business"), Taiwan (the "Taiwan Business"), India (the "Indian Business") and South Korea (the "Korean Business"). In addition, Bank has established a program to operate a merchant processing business in The Peoples Republic of China (the "PRC Business") and has applied for a license or has explored opportunities to conduct a merchant processing business in Indonesia (the "Indonesian Business") and Vietnam (the "Vietnamese Business" and together with the Taiwan Business, the Indian Business, the Korean Business and the Indonesian Business, the "Additional Asian Businesses" and individually, each an "Additional Asian Business").

     H.   Acquisition of Asian Businesses.  Pursuant to the terms and conditions
          -------------------------------
set forth in this Agreement, (i) Bank desires to transfer each of the Asian Businesses to BAMSI, and BAMSI desires to acquire each of the Asian Businesses, by purchasing the Assets (as hereinafter defined) in exchange for shares of Class B Common Stock, par value $.01 per share ("Class B Common Stock") of BAMSI and the assumption by BAMSI of the Assumed Liabilities (as hereinafter defined) as set forth herein, and (ii) Bank and BAMSI desire to work cooperatively to enable BAMSI to acquire the Additional Asian Businesses in the future.

     NOW, THEREFORE, in consideration of the premises, representations, warranties, mutual covenants and agreements hereinafter set forth, and for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Bank and BAMSI hereby covenant and agree as follows:


                                   ARTICLE I

                               TRANSFER OF ASSETS
                               ------------------

     Section 1.1  Transferred Assets.  At each Closing (as hereinafter defined)
                  ------------------
for an Asian Business, Bank shall sell, assign, grant, convey, transfer and deliver to BAMSI, and BAMSI shall acquire from Bank, all of Bank's right, title and interest in and to all of the tangible and intangible assets primarily related to and used primarily by such Asian Business, as they exist as of the Closing (as hereinafter defined) for such Asian Business, together with all accrued benefits and rights pertaining thereto (collectively, the "Assets"), other than the Excluded Assets (as hereinafter defined), including, without limitation:

                                    -2-            Asian Acquisition Agreement

     (a) Receivables.  All accounts receivable, drafts in transit, notes
         -----------
receivable, prepayments by or on behalf of such Asian Business, advances by or on behalf of such Asian Business and outstanding at the Closing;

     (b) Claims.  All claims, demands and causes of action in favor of Bank
         ------
arising primarily out of such Asian Business;

     (c) Inventories.  All raw materials, work-in-process, finished goods,
         -----------
supplies and other inventories in each case intended for use or sale by such Asian Business;

     (d) Real Property.  Those certain premises or parcels of land, in each case
         -------------
leased by Bank and used in the conduct of the Business as listed on Schedule l.l(d) ("Real Property"), together with any and all buildings, plants and other structures and improvements thereon, any and all rights and privileges pertaining thereto, including, without limitation, ownership interests, leasehold interests, easements, transferable permits, licenses, rights of way, leases, and purchase and option agreements with respect to any such Real Property and, any and all fixtures, machinery, equipment and other property appurtenant thereto;

     (e) Personal Property.  Any and all machinery, furniture, tools, spare
         -----------------
parts, automobiles and other vehicles, office and computer equipment and other personal property in each case used exclusively in the operation of such Asian Business;

     (f) Contracts.  Subject to Section 7.1, all contracts, agreements, leases
         ---------
and offers open for acceptance of any nature, whether written or oral, exclusively relating to such Asian Business, including, without limitation, all assignable merchant customer agreements for the provision of merchant processing services by such Asian Business ("Merchant Agreements") and all other customer contracts, leases of personal property and purchase orders;

     (g) Merchant Accounts.  All security interests in each demand deposit or
         -----------------
current or similar account, either with Bank or another financial institution, linked to a customer under a Merchant Agreement, in accordance with Section 5.3;

     (h) Operating Permits.  Subject to Section 7.1, all licenses, permits and
         -----------------
authorizations, environmental or otherwise, in each case exclusively used to operate such Asian Business;

     (i) Computer Programs.  All interests of such Asian Business in the
         -----------------
software and computer programs and documentation used exclusively in conducting such Asian Business, including flow charts, diagrams, descriptive texts and programs, computer printouts, underlying tapes, computer data bases and similar items;

     (j) Books and Records.  All books and records exclusively relating to such
         -----------------
Asian Business, including, without limitation, all customer and supplier lists, accounts and records, forms and office supplies, advertising and promotional literature and price lists, all manuals and reports and other publications relating exclusively to such Asian Business;

                                      -3-            Asian Acquisition Agreement

     (k) Cash balances for such Asian Business existing on the date of Closing;

     (l) Any employee plan assets ("Plan Assets") maintained by Bank for the benefit of the employees of any of the Asian Business (collectively, the "Employee Benefit Plans"); and

     (m) In the case of the Philippines Business, certificates evidencing all of the outstanding shares of BA Card Services, Inc., a Philippines corporation ("BA Card Services"), owned by Bank.

     Without limiting the foregoing, the Assets shall consist of all assets relating to such Asian Business that would be reflected on a consolidated balance sheet prepared on the date of Closing in accordance with generally accepted accounting principles consistent with the audited balance sheet of BA Merchant Services (Asia) at December 31, 1995 and the unaudited balance sheet of BA Merchant Services (Asia) at September 30, 1996.

     Section 1.2  Assets Held by Affiliates.  Bank shall, prior to each Closing
                  -------------------------
for an Asian Business, acquire from its Affiliates and sell, assign, convey or transfer to BAMSI, without additional consideration from BAMSI, and BAMSI shall, at each such Closing, acquire from Bank, subject to transfer at the Closing, all of such Affiliates' right, title and interest, if any, in any of the Assets related to such Asian Business. For purposes of this Agreement, "Affiliate" means any person directly or indirectly controlling or controlled by or under direct or indirect "common" control with the Bank (including without limitation, their respective officers, directors and employees); provided, that in no event shall BAMSI or the Business be treated as an Affiliate of Bank, nor shall any person directly or indirectly controlled by BAMSI (including without limitation for this purpose, its officers, directors and employees) as a result of such person's relationship with BAMSI be treated as an Affiliate of Bank. For this purpose, "control" means the power to direct the management and policies of a person through the ownership of securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     Section 1.3  Excluded Assets.  Notwithstanding anything contained herein to
                  ---------------
the contrary, the Assets shall not include, and Bank will not, and will not cause any Affiliate to, transfer to BAMSI and BAMSI will not accept any of the following (collectively, the "Excluded Assets"):

     (a) Books of original financial entry and internal accounting documents and records relating to any Asian Business and any other books and records relating to any Asian Business that Bank is required to retain pursuant to statute, rule or regulation, but BAMSI in such event shall have the right to inspect and copy for any proper purpose;

     (b) Any assets of employee benefit plans, other than the Plan Assets;

     (c) All rights to refunds of all federal, state, local, foreign and provincial income, capital gains, gross receipts, profits, property, transfer, sales, mercantile, value added, capital stock, franchise or other taxes, including estimated taxes relating thereto and any interest

                                      -4-            Asian Acquisition Agreement
and penalties imposed thereon (collectively, "Taxes") relating to the Assets or the Asian Businesses to the extent such Taxes relate to a period commencing prior to the Closing and were not paid by BAMSI;

     (d) Any of the right, title and interest in the bank accounts of the Asian Businesses, subject to Section 5.3;

     (e) Policies of insurance, fidelity, surety or similar bonds and the coverages afforded thereby;

     (f) Any assets of Bank or any Affiliate thereof not primarily related to or used primarily by an Asian Business as conducted prior to the Closing for such Asian Business; and

     (g) All rights, causes of action and claims to the extent arising out of any of the Excluded Assets described in paragraphs (a) through (g) hereof or any of the Retained Liabilities (as hereinafter defined), including, without limitation, any rights to reimbursement for damages, fees or expenses.

     Section 1.4  Terms Related to the Transfer of Assets.  Title to and risk of
                  ---------------------------------------
loss or damage to the Assets for each Asian Business shall pass to BAMSI at the Closing for such Asian Business. Bank's insurance coverage for such Asian Business and the related Assets shall cease as of such Closing as to losses arising from events occurring on or after the date thereof.

     Section 1.5  Warranty.
                  --------

     (a) Bank represents and warrants that at each Closing (i) the Assets constitute all of the assets necessary for the conduct of the business of such Asian Business as contemplated by the Registration Statement (No. 333-13985) relating to the proposed offering of shares of Class A Common Stock of BAMSI and
(ii) Bank will have transferred to BAMSI good and marketable title to or a valid leasehold interest in all personal property and other assets relating to such Asian Business, free and clear of all liens, encumbrances and defects except such as are described in such Registration Statement or such as do not materially affect the value of such assets and do not materially interfere with the use made and proposed to be made of such Assets by BAMSI.

     (b) Bank agrees to assign to BAMSI such rights as Bank may have the right to assign under any warranty made by any vendor, manufacturer or contractor with respect to any of the Assets. Except as otherwise provided herein, all of the Assets shall remain "as is" and "where is" on the date of this Agreement through such Closing.

                                      -5-            Asian Acquisition Agreement

                                  ARTICLE II

                           ASSUMPTION OF LIABILITIES
                           -------------------------

          Section 2.1  Assumed Liabilities and Obligations.  At each Closing for
                       -----------------------------------
an Asian Business, Bank shall delegate to BAMSI, and BAMSI shall assume and agree to thereafter pay, satisfy, perform and discharge, as if such Asian Business had been operated by BAMSI from the commencement thereof and had never been owned by Bank, all of the obligations and liabilities to the extent arising out of or relating to such Asian Business or the related Assets, known or unknown, accrued, absolute, contingent or otherwise, whether arising from pending or threatened claims against Bank related to such Asian Business or the related Assets, including, without limitation, environmental liabilities, whether arising as a result of the transactions contemplated hereby, whether existing at such Closing or arising at any time or from time to time after the Closing, and whether based on circumstances, events or actions arising theretofore or thereafter, and whether or not such obligations and liabilities shall have been disclosed herein or reflected on the books and records of such Asian Business (collectively, the "Assumed Liabilities"), other than the Retained Liabilities (as hereinafter defined).

          Section 2.2  Retained Liabilities and Obligations.  The Assumed
                       ------------------------------------
Liabilities shall not include, and Bank will not assign to BAMSI, and BAMSI will not assume any of the following (collectively, the "Retained Liabilities"):

          (a) Any liability to the employees of an Asian Business prior to or as of the Closing for such Asian Business to provide benefits to such employees under those employee benefit plans which provide medical, dental, disability or life insurance coverage (collectively, "Employee Insurance Plans") for claims arising from occurrences (as defined in the relevant plan) prior to the Closing for such Asian Business;

          (b) Any liability for vested benefits under the Employee Benefit Plans which have accrued to any employee of an Asian Business as of the Closing for such Asian Business, as if such employee was terminated as of such Closing;

          (c) Liabilities for which an insurer has liability under a Bank insurance policy, to the extent of actual coverage under such policy, and to the extent arising out of occurrences (as defined in such policy) prior to Closing; provided that, notwithstanding the foregoing, Bank shall not retain any environmental liabilities of any Asian Business whether based on circumstances, events or actions arising before or after the Closings or whether arising under present or future laws or any actual or alleged contractual obligations of Bank or BAMSI or any Asian Business;

          (d) Liabilities solely for Taxes relating to the Assets or the Asian Businesses to the extent such Taxes relate to any period prior to the respective Closing dates;

          (e) Liabilities exclusively arising out of or related to any of the Excluded Assets; and

                                      -6-            Asian Acquisition Agreement

     (f) With respect to liabilities that are required to be reflected on a balance sheet prepared in accordance with generally accepted accounting principles, those liabilities that would not be reflected on a consolidated balance sheet prepared on the date of Closing in accordance with generally accepted accounting principles consistent with the audited balance sheet of BA Merchant Services (Asia) at December 31, 1995 and the unaudited balance sheet of BA Merchant Services (Asia) at September 30, 1996.


                                  ARTICLE III

                                 PURCHASE PRICE
                                 --------------

     Section 3.1  Purchase Price.  With respect to each Asian Business, BAMSI
                  --------------
will assume the Assumed Liabilities and will deliver shares of its Class B Common Stock to Bank as consideration for Bank's selling, granting, assigning, conveying, transferring and delivering to BAMSI all of its right, title and interest in and to the Assets relating to such Asian Business as follows:

     Thailand Business          150,000 shares (the "Thailand Consideration")

     Philippines Business       550,000 shares (the "Philippines Consideration")


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     Section 4.1  Representations and Warranties of Bank.  Bank hereby
                  --------------------------------------
represents and warrants to BAMSI that:

     (a) Incorporation and Good Standing.  Bank is a national banking
         -------------------------------
association duly organized, validly existing and in good standing under the laws of the United States of America, with requisite corporate power to own and operate the Assets and to carry on the Asian Businesses as now being conducted.

     (b) Authorization.  The execution, delivery and performance by Bank of this
         -------------
Agreement are within the corporate power of Bank, has been duly authorized by all necessary corporate action and does not contravene or constitute a default under any provision of the articles of association or by-laws of Bank. To the knowledge of Bank, except for the Fed Approval (as hereinafter defined) and the Asian Approvals (as hereinafter defined), the execution, delivery and performance by Bank of this Agreement requires no action by or in respect of, or filing with, any governmental body, agency or official, and no consents or approvals of any public body or authority. This Agreement constitutes a valid and binding agreement of Bank, enforceable against Bank in accordance with its terms.

                                      -7-            Asian Acquisition Agreement

     (c) Absence of Restrictions.  To the knowledge of Bank, the execution and
         -----------------------
delivery of this Agreement by Bank and the performance by Bank of its obligations hereunder does not and will not contravene, constitute a default under, or give rise to or result in any right of termination, cancellation or acceleration or in the creation of any lien under, any material agreement, judgment, injunction, order, decree or other instrument to which Bank or BA Card Services is a party.

     (d) Litigation.  To the knowledge of Bank, there is no action, proceeding
         ----------
or investigation pending or threatened against Bank or BA Card Services which questions or challenges the validity of this Agreement or any action taken or to be taken by Bank or BA Card Services pursuant to this Agreement or in connection with the transactions contemplated hereby.

     (e) Compliance With Laws.  To the knowledge of Bank, neither Bank nor BA
         --------------------
Card Services is in violation of any applicable federal, state, or local law, regulation or order or any other requirement of any governmental, regulatory or administration agency or authority or court or other tribunal relating specifically to the Assets or the Asian Businesses, where such violation could reasonably be expected to have a material adverse effect on such Assets, such Asian Businesses or Bank's ability to transfer the Asian Businesses to BAMSI.

     (f) Financial Statements.  The audited financial statements of BA Merchant
         --------------------
Services (Asia) at and for the year ended December 31, 1995 and the unaudited financial statements of BA Merchant Services (Asia) at and for the nine months ended September 30, 1996 have been prepared in accordance with generally accepted accounting principles on a consistent basis and fairly present the financial position and results of operations of the Asian Businesses and the Taiwan Business on a combined basis and reflect all assets and liabilities that are part of such businesses.

     Section 4.2  Representations and Warranties of BAMSI.  BAMSI hereby
                  ---------------------------------------
represents and warrants to Bank that:

     (a) Incorporation and Good Standing.  BAMSI is a corporation duly
         -------------------------------
incorporated, validly existing and in good standing under the laws of the State of Delaware with requisite corporate power to own and operate its assets and properties and to carry on its business as now being conducted and as proposed to be conducted. BAMSI is duly qualified to do business and is in good standing as a foreign corporation in the State of California.

     (b) Authorization.  The execution, delivery and performance of this
         -------------
Agreement by BAMSI is within BAMSI's corporate power and has been duly authorized by all necessary corporate action and does not contravene or constitute a default under any provision of BAMSI's certificate of incorporation or by-laws. To the knowledge of BAMSI, except for the Fed Approval and the Asian Approvals, BAMSI's execution, delivery and performance of this Agreement requires no action by or in respect of, or filing with, any governmental body, agency or official, and no consents or approvals of any public body or authority. This

                                     -8-            Asian Acquisition Agreement

Agreement constitutes a valid and binding agreement of BAMSI, enforceable against BAMSI in accordance with its terms.

     (c) Absence of Restrictions.  To the knowledge of BAMSI, the execution and
         -----------------------
delivery of this Agreement and the performance by BAMSI of its obligations hereunder does not and will not contravene, constitute a default under, or give rise to or result in any right of termination, cancellation or acceleration or in the creation of any lien under, any material agreement, judgment, injunction, order, decree or other instrument to which BAMSI is a party.

     (d) Litigation.  To the knowledge of BAMSI, there is no action, proceeding
         ----------
or investigation pending or threatened against or involving BAMSI, which questions or challenges the validity of this Agreement or any action taken or to be taken by BAMSI pursuant to this Agreement or in connection with the transactions contemplated hereby.

     (e) Compliance With Laws.  To the knowledge of BAMSI, BAMSI is not in
         --------------------
violation of any applicable federal, state, or local law, regulation or order or any other requirement of any governmental, regulatory or administration agency or authority or court or other tribunal relating to it, where such violation could reasonably be expected to have a material adverse effect on its ability to carry out the transactions contemplated under this Agreement.


                                   ARTICLE V

                               COVENANTS OF BANK
                               -----------------

     Section 5.1  Pre-Closing Activities.  From and after the date of this
                  ----------------------
Agreement until the earlier of the Closing for each Asian Business or until this Agreement shall terminate pursuant to Article XI, except as otherwise agreed in writing, Bank will use reasonable commercial efforts (a) to conduct such Asian Businesses in the ordinary course and in a manner consistent with past practices, except as may otherwise be permitted hereby, or (b) as necessary or appropriate to consummate the transactions contemplated hereby.

     Section 5.2  Approvals and Consents.
                  ----------------------

     (a) Bank shall use reasonable commercial efforts to obtain any governmental or regulatory approvals or consents, including the Fed Approvals and the Asian Approvals, and make or cause to be made (or assist BAMSI in making) any declarations, filings and registrations with governmental or regulatory authorities, which are necessary for Bank to consummate the sale of each of the Asian Businesses; provided, however, that Bank shall not be obligated to pay any consideration therefor (except for filing fees and other similar charges).

     (b) Bank shall use reasonable commercial efforts to obtain any consent, substitution, approval or amendment required to novate or assign all agreements, leases,

                                      -9-            Asian Acquisition Agreement
licenses and other rights of any nature whatsoever relating to the Asian Businesses; provided, however, that Bank shall not be obligated to pay any consideration therefor (except for filing fees and other similar charges) to the third party from whom such consents, approvals, substitutions and amendments are requested.

     Section 5.3  Bank Accounts and Powers; Merchant Accounts.
                  -------------------------------------------

     (a) As of the Closing for each Asian Business, Bank will close all of the bank accounts of such Asian Business and revoke, and shall hereby be deemed to have revoked, all guarantees by Bank made with respect to such bank accounts and the related Assets, and will revoke, and shall hereby be deemed to have revoked, authorizations and powers of attorney of employees of such Asian Business to act on behalf of such Asian Business, except (i) with respect to the accounts listed on Schedule 5.3 as to which Bank will use reasonable efforts to transfer to BAMSI's name at such Closing, subject to agreement by the relevant financial institution if not Bank, and (ii) any such accounts shall remain open and any funds contained in such accounts at the Closing shall remain on deposit therein to the extent necessary pursuant to the following sentence. Bank agrees that any outstanding claims against funds contained in those accounts at the Closing due to checks or drafts written against such funds in the ordinary course of business consistent with past practice but not yet cleared by the financial institution shall be paid when presented for payment to the appropriate financial institution, in the order in which presented up to but not in excess of the amount of funds contained in the respective accounts at the Closing.

     (b) As a part of the Closing for each Asian Business, Bank will, at BAMSI's reasonable request and without further consideration, except for reimbursement of out-of-pocket expenses, execute such additional security agreements, instruments or other documents as BAMSI may require to effect the assignment and transfer to BAMSI of Bank's security interest in each Merchant Account pursuant to Section 1.1(g).

     Section 5.4  Further Assurances.  After the Closing for each Asian
                  ------------------
Business, Bank will, at BAMSI's reasonable request and without further consideration, except for reimbursement of out-of-pocket expenses, execute such additional instruments of conveyance and transfer and provide to BAMSI such additional documents as BAMSI may require to effect or evidence the transfer of such Asian Business and related Assets to BAMSI.

     Section 5.5  Employee Benefit Plans and Employee Insurance Plans.  Bank
                  ---------------------------------------------------
agrees that with respect to the employee benefit plans listed on Schedule 1.3(b), benefits accrued to employees of each Asian Business who participate in those plans will become vested on the Closing date for such Asian Business, and, for purposes of such plans, such employees will cease to be employees of Bank as of the Closing for such Asian Business and will be treated as "terminated" as of the Closing.


                                   ARTICLE VI

                               COVENANTS OF BAMSI
                               ------------------

                                      -10-           Asian Acquisition Agreement

     Section 6.1  Approvals and Consents.
                  ----------------------

     (a) BAMSI shall use reasonable commercial efforts to obtain all governmental or regulatory approvals and consents, including the Fed Approval and the Asian Approvals, and make or cause to be made (or assist Bank in making) any declarations, filings and registrations with governmental or regulatory authorities which are necessary for BAMSI to consummate the purchase and sale of each of the Asian Businesses.

     (b) BAMSI shall use reasonable commercial efforts to obtain any consent, substitution, approval or amendment required for the assignment or novation of all agreements, leases, licenses and other rights of any nature whatsoever relating to the Asian Businesses.

     Section 6.2  Further Assurances.  After the Closing for each Asian
                  ------------------
Business, BAMSI will, at Bank's reasonable request, and without further consideration, except for reasonable out-of-pocket expenses, execute such additional instruments of assumption and provide to Bank such additional documents as Bank may require to effect or ensure the proper assignment and assumption of the Assumed Liabilities by BAMSI.

     Section 6.3  Preservation of Books and Records Post-Closing Access.  From
                  -----------------------------------------------------
and after the Closing Date for each Asian Business, BAMSI agrees that it shall preserve and keep the books and records of such Asian Business delivered to it hereunder for such period of time as may be required by any government agency or ongoing investigation, litigation or proceeding, and shall make its books, records and employees available to Bank as may be reasonably required in connection with any legal proceedings against or governmental investigations of Bank, in connection with any tax examination or filing of Bank, or for any other reasonable business purpose arising from or relating to the Assumed Liabilities or the Retained Liabilities.

     Section 6.4  Employees.  Effective as of the Closing for each Asian
                  ---------
Business, all employees of such Asian Business will cease to be employees of Bank. BAMSI agrees that it will offer employment to every employee of such Asian Business. All current employees are listed on Schedule 6.4, which schedule shall be updated by Bank as of such Closing.


                                  ARTICLE VII

                        FURTHER COVENANTS OF THE PARTIES
                        --------------------------------

     Section 7.1  Non-assignable Contracts and Permits.  Nothing in this
                  ------------------------------------
Agreement shall be construed as an attempt to assign to BAMSI any contract, commitment, or other agreement or permit, license or authorization which is by law or its terms nonassignable or the assignment of which would constitute a violation of statute, rule, regulation, contract, commitment or other agreement. If, as of the Closing for any Asian Business, an attempted assignment of any contract, commitment or other agreement would be ineffective or would affect Bank's rights thereunder so that BAMSI would not in fact receive all such rights, Bank shall cooperate with BAMSI in a mutually acceptable arrangement, at BAMSI's cost,

                                     -11-           Asian Acquisition Agreement
to provide for BAMSI the benefit (including the economic benefit) of such contract, commitment or other agreement (other than legal title). If and so long after the Closing as such assignment shall not have been made, Bank will
(a) to the extent that such action will not result in a violation of such contract, commitment or other agreement, transfer to BAMSI all assets and rights, including all monies, received in respect of such contract and hold such contract, commitment or other agreement in trust for BAMSI and (b) to the extent that the provisions of clause (a) above are not sufficient to transfer all of the benefits (including the economic benefit) of such contract, commitment or other agreement (other than legal title), or any of such contract, commitment or other agreement has been canceled as a result of the attempted assignment, take such actions (which, without limitation, may include entering into subcontracting arrangements with BAMSI, but in no event shall Bank be obligated to enter into a commercially unreasonable arrangement) as are necessary to provide all of the benefits (or the equivalent thereof, including the economic benefit) of such contract, commitment or other agreement (other than legal title) to BAMSI. BAMSI shall obtain, at its own expense, as of the Closing or as soon thereafter as practicable, all permits, licenses or authorizations required by any governmental agency with respect to such Asian Business or related Assets without any guaranty or liability of Bank with respect thereto, except for those permits, licenses or authorizations which can be assigned by Bank at the Closing without the consent of any third party. Subsequent to the Closing, Bank shall have the right to cancel any permits, licenses or authorizations and bonds or guarantees related thereto which are applicable to such Asian Business or related Assets but are unable to be assigned within 90 days from the Closing. BAMSI shall reimburse Bank for any and all costs associated with the assignment or failure to cancel any such non-assignable contracts, commitments or other agreements (including, without limitation, the costs of providing to BAMSI the benefits thereunder) or permits, licenses or authorizations.

     Section 7.2  Conduct of Litigation.  BAMSI and Bank shall cooperate fully
                  ---------------------
in the prosecution or defense of any action, proceeding or claim arising out of or relating to the Retained Liabilities, on the one hand, and the Assumed Liabilities, on the other hand, and shall consult and confer with one another with respect thereto, at no cost to BAMSI, on the one hand, or Bank, on the other hand.

     Section 7.3  Modification of Marketing Agreement.  As a part of the Closing
                  -----------------------------------
for each Asian Business, BAMSI and Bank shall modify the Marketing Agreement and the Administrative Services Agreement to provide for the inclusion of such Asian Business within the provisions thereof on mutually agreeable terms.

     Section 7.4  Additional Asian Businesses.  During the term of this
                  ---------------------------
Agreement, Bank and BAMSI agree to work cooperatively and use their reasonable commercial efforts to enable BAMSI to acquire the Additional Asian Businesses. In addition, Bank and BAMSI agree to work cooperatively and evaluate the possibility of entering into an outsourcing or other arrangement that would permit the Company to participate meaningfully in Bank's merchant processing business in Taiwan. Bank will assist BAMSI in obtaining any governmental or regulatory approvals or consents and in making any declarations, filings and registrations with governmental or regulatory authorities which are necessary to transfer each of the Additional Asian Businesses to BAMSI; provided, however, that,

                                    -12-             Asian Acquisition Agreement
notwithstanding anything to the contrary contained herein, Bank shall not be obligated to (a) pay any consideration, fees or incur any other costs in obtaining such approvals or consents, or (b) maintain, pursue, expand or develop a merchant processing business in any Additional Asian Country. The purchase price to be paid by BAMSI to acquire an Additional Asian Business will be mutually agreed upon by BAMSI and Bank prior to any such acquisition, and may consist of cash, Common Stock of BAMSI or any combination thereof.


                                  ARTICLE VIII

                                  TAX MATTERS
                                  -----------

     Section 8.1  Cooperation.  BAMSI will cooperate with the Bank in connection
                  -----------
with any audit by the United States Internal Revenue Service or any other tax authority of any tax return in connection with the operations of the Asian Businesses prior to any of the Closing Dates.

     Section 8.2  Tax Agreement.  Bank and BAMSI agree that the Tax Agreement
                  -------------
shall govern all tax matters between them following the Closings.

                                     -13-           Asian Acquisition Agreement

                                   ARTICLE IX

                            CONDITIONS PRECEDENT TO
                 OBLIGATIONS OF BANK AND BAMSI FOR EACH CLOSING
                 ----------------------------------------------

     The obligations of Bank and BAMSI to be discharged under this Agreement on or prior to each Closing are subject only to receipt of (a) the United States regulatory approval set forth in Section 9.1 and (b) the local regulatory approvals (collectively, the "Asian Approvals"), as set forth for the Asian Businesses in Sections 9.2 and 9.3.

     Section 9.1  Closing of the Purchase and Sale of each Asian Business.  BAC
                  -------------------------------------------------------
and Bank shall have received approval from the Board of Governors of the Federal Reserve System to establish the non-United States operations of BAMSI (the "Fed Approval").

     Section 9.2  Closing of the Purchase and Sale of the Thailand Business.
                  ---------------------------------------------------------
Bank and/or BAMSI shall have received the following (collectively, the "Thailand Approvals"):

     (a) Approval from the Thai Ministry of Finance to establish a branch of BAMSI in Thailand;

     (b) Registration by BAMSI of its branch under the U.S.-Thai Treaty of Amity and Economic Relations; and

     (c) Such other governmental approvals and consents as are necessary for Bank to transfer the Thailand Business to BAMSI.

     Section 9.3  Closing of the Purchase and Sale of the Philippines Business.
                  ------------------------------------------------------------
Bank and/or BAMSI shall have received the following (collectively, the "Philippine Approvals"):

     (a) Approval from the Philippines Securities and Exchange Commission to establish a branch office of BAMSI in the Philippines;

     (b) Receipt of a favorable ruling from the Philippines Bureau of Internal Revenue regarding the transfer by Bank of the Philippines Business to BAMSI; and

     (c) Such other governmental approvals and consents as are necessary for Bank to transfer the Philippines Business to BAMSI.

     Section 9.4  Conditions Independent of One Another.  Except for receipt of
                  -------------------------------------
the Fed Approval under Section 9.1, none of the closing conditions in this
Article IX are dependent upon any other closing condition.

                                     -14-            Asian Acquisition Agreement

                                   ARTICLE X

                                   CLOSINGS
                                   --------

          Section 10.1  The Closings.
                        ------------

          (a) The consummation of the purchase and sale of each Asian Business (each a "Closing") contemplated by this Agreement shall take place at 10:00 a.m. local time on a date determined in accordance with Sections 10.1(b), (c) and (d) at the offices of Bank, 555 California Street, San Francisco, California 94104, or at such other time, date and place as the parties hereto may agree.

          (b) The Closing for the purchase and sale of the Thailand Business and the related Assets shall take place on a date as soon as practicable following satisfaction of the conditions set forth in Sections 9.1 and 9.2, but in no event later than the Final Closing Date.

          (c) The Closing for the purchase and sale of the Philippines Business and the related Assets shall take place on a date as soon as practicable following satisfaction of the conditions set forth in Sections 9.1 and 9.3, but in no event later than the Final Closing Date.

          (d) Notwithstanding anything to the contrary contained herein, in no event shall any Closing be consummated after December 31, 1997 (the "Final Closing Date").

          Section 10.2  Deliveries at the Closings.
                        --------------------------

          (a) At each of the Closings, Bank and BAMSI shall deliver or cause to be delivered, the following documents duly executed by the appropriate parties and acknowledged where appropriate:

          (i) in the case of the Closing for the Thailand Business, delivery by BAMSI to Bank of the Thailand Consideration;

          (ii) in the case of the Closing for the Philippines Business, delivery by BAMSI to Bank of the Philippines Consideration;

          (iii)  a Bill of Sale in the form of Exhibit A, executed by Bank;

          (iv) an Instrument of Assumption of Liabilities in the form of Exhibit B, executed by BAMSI;

          (v) in the case of the Closing for the Philippines Business, certificates evidencing all of the outstanding shares of BA Card Services owned by Bank, executed by Bank; and

                                    -15-           Asian Acquisition Agreement

          (vi) such other documents, certificates and instruments as are required to assign and transfer the Assets to BAMSI and to effect the assumption of the Assumed Liabilities by BAMSI, including such documents, certificates and instruments that may be required under applicable local laws and regulations.

     (b) The delivery of all documents and the performance of all acts at each Closing shall be deemed to have occurred or to have been taken simultaneously.


                                   ARTICLE XI

                 NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES
                 ---------------------------------------------

     Section 11.1  Survival.  The representations, warranties and covenants made
                   --------
by Bank and BAMSI, including, without limitation, statements contained in any certificate or Schedule or Exhibit delivered by Bank to BAMSI pursuant to this Agreement, shall not survive the Closings.


                                  ARTICLE XII

                                  TERMINATION
                                  -----------

     Section 12.1  Termination.  This Agreement and the transactions
                   -----------
contemplated hereby may be terminated as to any Asian Business at any time prior to the Closing therefor and as to any Additional Asian Business (a) by mutual agreement of Bank and BAMSI in writing, or (b) by Bank or BAMSI on or after December 31, 1997, provided that, with respect to any such Asian Business, one or more of the conditions provided in Article IX of this Agreement shall not yet have been fulfilled by December 31, 1997. No such termination shall affect a Closing which shall have been previously consummated.

     Section 12.2  Nondisclosure.  If this Agreement is terminated, BAMSI will
                   -------------
not, for a period of five years from the date of this Agreement, use in any manner or disclose to any third party any documents or information regarding the Asian Business or the transactions contemplated by this Agreement, without Bank's prior written consent. Upon any such termination, BAMSI will immediately return to Bank all such documents.


                                  ARTICLE XIII

                                 MISCELLANEOUS
                                 -------------

     Section 13.1  Amendments.  BAMSI and Bank may only amend, modify or
                   ----------
supplement this Agreement in such manner as may be agreed upon by both of them in writing.

                                    -16-           Asian Acquisition Agreement

     Section 13.2  Waivers.  Either BAMSI or Bank may, by written notice to the
                   -------
other, (i) waive any of the conditions to its obligations hereunder or extend the time for the performance of any of the obligations or actions of the other,
(ii) waive any inaccuracies in the representations of the other contained in this Agreement or in any documents delivered pursuant to this Agreement, (iii) waive compliance with any of the covenants of the other contained in this Agreement, and (iv) waive or modify performance of any of the obligations of the other. No action taken pursuant to this Agreement, including without limitation any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, condition or agreement contained herein. Waiver of the breach of any one or more provisions of this Agreement shall not be deemed or construed to be a waiver of other breaches or subsequent breaches of the same provisions.

     Section 13.3  Public Announcements.  Neither of the parties shall make,
                   --------------------
issue or release any oral or written public announcement or statement concerning, or acknowledge the existence of, or reveal the terms, conditions and status of, the transactions contemplated by this Agreement, without the other party's prior approval of, or concurrence in, the contents of such announcement, acknowledgment or statement.

     Section 13.4  Notices.  Any notice, request, instruction or other document
                   -------
to be given hereunder shall be in writing and delivered personally or sent by telecopy or prepaid overnight courier: if to BAMSI, BA Merchant Services, Inc., One South Van Ness Avenue, 5th Floor, San Francisco, CA 94103, attention:
General Counsel #3710; and if to Bank, Bank of America NT & SA, 555 California Street, 6th Floor, San Francisco, CA 94104, attention: Corporate Secretary #3018, with a copy to BankAmerica Corporation, 555 California Street, 8th Floor, San Francisco, CA 94104, attention: General Counsel #3017. Any notice or other communication transmitted in accordance with this Section 13.4 shall for all purposes of this Agreement be treated as given or effective, if personally delivered, upon receipt, or, if sent by courier, upon the earlier of receipt or the end of the business day following the date of delivery to such courier, or, if telecopied, upon transmission and confirmation of receipt.

     Section 13.5  Entire Agreement.  The Schedules and Exhibits are
                   ----------------
incorporated into this Agreement by reference. This Agreement and the Schedules and Exhibits hereto embody the entire agreement between the parties and any and all prior oral or written agreements, representations or warranties, contracts, understandings, correspondence, conversations, and memoranda, whether written or oral, between BAMSI and Bank or between or among any agents, representatives, parents, subsidiaries, affiliates, predecessors in interest or successors in interest, with respect to the subject matter hereof, are merged herein and replaced hereby.

     Section 13.6  Assignability; Third Party Rights.  Neither this Agreement
                   ---------------------------------
nor any of the party's rights hereunder shall be assignable by either party hereto without the prior written consent of the other party. In the event that any such assignment is made, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Nothing in this Agreement, express or implied, shall

                                    -17-           Asian Acquisition Agreement
be deemed to confer upon any other person, including without limitation, employees of any of the Asian Businesses, any rights or remedies under, or by reason of, this Agreement; provided, that such other persons shall not be deemed to include Affiliates, successors or permitted assigns of any party.

     Section 13.7  Governing Law; Arbitration.
                   --------------------------

     (a) This Agreement shall be construed in accordance with the laws of the State of California without giving effect to principles of conflict of laws.

     (b) Any dispute, controversy or claim between Bank and BAMSI arising out of or relating to this Agreement or any agreements or instruments relating hereto or delivered in connection herewith, if unable to be resolved by mutual agreement of the parties, will be resolved by arbitration conducted in San Francisco, California under the auspices and according to the Commercial Arbitration Rules of the American Arbitration Association. The arbitration shall be conducted in accordance with the United States Arbitration Act (Title 9, U.S. Code), notwithstanding any choice of law provision in this Agreement.

     Section 13.8  Expenses of Agreement.  Each party shall pay its own costs
                   ---------------------
and expenses incident to the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, attorneys' and accounting fees, whether or not the transactions contemplated herein are consummated. Bank and BAMSI shall share equally the cost of any sales, transfer, use or value added taxes, plus any interest or penalties related thereto, payable with respect to the sale, conveyance and transfer of the Assets and the transactions contemplated by this Agreement.

     Section 13.9  Limitation on Liability.  Neither BAMSI nor Bank shall have
                   -----------------------
any liability to the other for costs, loss of anticipated profits or otherwise if the transactions contemplated by this Agreement are terminated pursuant to the provisions of this Agreement.

     Section 13.10  Headings, Definitions.  The section and other headings
                    ---------------------
contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. Wherever in this Agreement words indicating the plural number appear, such words shall be considered as words indicating the singular number and vice versa where the context indicates the propriety of such use.

                                    -18-           Asian Acquisition Agreement

     Section 13.11  Counterparts.  This Agreement may be executed in
                    ------------
counterparts, each of which when so executed shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.


     IN WITNESS WHEREOF, BAMSI and Bank have each caused this Agreement to be executed as of the date first above written.

                                    BANK OF AMERICA NATIONAL TRUST & SAVINGS
                                    ASSOCIATION



                                    By:______________________________
                                      Name:
                                      Title:


                                    BA MERCHANT SERVICES, INC.



                                    By:______________________________
                                      Name:
                                      Title:

                                    -19-           Asian Acquisition Agreement